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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of
                the Securities and Exchange Act of 1934




    Date of Report (Date of earliest event reported):  May 16, 1995




                     FIRST LIBERTY FINANCIAL CORP.
        (Exact name of registrant as specified in its charter)



         Georgia                1-14417                   58-1680650
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

                           201 Second Street
                         Macon, Georgia 31297
     (Address of principal executive offices, including zip code)


                            (912) 743-0911
          (Registrant's telephone number including area code)



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                        Exhibit Index on Page 3


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ITEM 5.  Other Events.

              On May 15, 1995, the Registrant issued the attached press release announcing that George A. Molloy had been elected president and chief executive officer of its mortgage subsidiary, Liberty Mortgage Corporation.



              Pursuant to the filing requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             FIRST LIBERTY FINANCIAL CORP.

                                             Richard A. Hills, Jr.
                                             -----------------------------
                                             Richard A. Hills, Jr.
                                             Executive Vice President
                                             and General Counsel


Date:  June 6, 1995














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                           INDEX OF EXHIBITS





      Exhibit No.               Description                Page No.

               99               Press Release               4



































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                      FIRST LIBERTY FINANCIAL CORP.
                              NEWS RELEASE




For additional information
contact Robert F. Hatcher,
President and Chief Executive Officer
(912) 743-0911





           LIBERTY MORTGAGE CORPORATION NAMES NEW PRESIDENT




Macon, Georgia, May 15 -- First Liberty Financial Corp. (Nasdaq:FLFC) today announced that George A. Molloy had been elected President and Chief Executive Officer of its subsidiary, Liberty Mortgage Corporation, located in Atlanta. Most recently, Mr. Molloy has been the president of SB&T Mortgage Co. in Atlanta, and is the president-elect of the Atlanta Mortgage Bankers Association. It is expected that he will join Liberty by June 1.

Commenting on the development, Robert F. Hatcher, First Liberty's President and Chief Executive Officer said, "George Molloy has been in the mortgage banking business for 25 years and has had an outstanding career. I know that he will provide the leadership necessary to ensure Liberty Mortgage Corporation's continued success."

First Liberty Financial Corp. also owns First Liberty Bank which operates 27 banking offices in Middle, Coastal, and South Georgia and a loan production office in Atlanta. Liberty Mortgage Corporation operates throughout Georgia and through correspondent relationships in several other Southeastern states. First Liberty common stock trades on the Nasdaq Stock Market (Nasdaq) under the symbol FLFC, and its Series A 7.75% cumulative convertible preferred stock trades on Nasdaq under the symbol FLFCP.



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